UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 25, 2011

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

A123 Systems, Inc. 200 West Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of A123 Systems, Inc. (the “Company”) was held on May 25, 2011.  At the annual meeting, the stockholders of the Company voted on the following proposals:

1.             To elect the three directors named in the Company’s proxy statement for a three-year term expiring in 2014. Each nominee for director was elected by a vote of the stockholders as follows:

Nominee	For	Against	Withheld	Broker Non-Votes
Gururaj Deshpande	53,629,732	0	7,923,837	24,764,842
Paul E. Jacobs	53,638,444	0	7,915,125	24,764,842
Mark M. Little	52,486,062	0	9,067,507	24,764,842

2.             To approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed in the proxy statement for the 2011 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure.  The proposal was approved by a vote of stockholders as follows:

For	Against	Abstain	Broker Non-Votes
59,734,427	416,673	1,402,469	24,764,842

3.             To recommend that the frequency of future advisory votes on the compensation of named executive officers be set at once every year.  The proposal was approved by a vote of the stockholders as follows:

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
59,304,564	96,398	765,107	1,387,500	24,764,842

4.             To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2011.  The proposal was approved by a vote of stockholders as follows:

For	Against	Abstain	Broker Non-Votes
85,548,337	618,088	151,986	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.

Date: May 31, 2011	By:	/s/ ERIC J. PYENSON
Eric J. Pyenson
Vice President and General Counsel